THE TAIWAN FUND, INC. (THE 'FUND')

The Martin Currie Shanghai team	IN BRIEF
					US$ return
	Net asset value per share	US$16.03	At July 31, 2010	Fund*	TSE Index†
	Market price	US$14.18%			%
	Premium/(discount)	(11.54%)	One month	8.0	6.2
	Fund size	US$297.8m	Three months	(2.7)	(5.2)
			One year	14.8	12.3
	Source: State Street Bank and Trust Company.		Three years % pa	(7.8)	(5.1)

			Past performance is not a guide to future returns. Returns are annualized, except for periods of less than one year.

			*Source: State Street Bank and Trust Company. NAV performance.
			†Source for index data: TWSE.

MANAGER’S COMMENTARY

Taiwan’s stockmarket rally gathered momentum in July, with a gain of 6.2% over the month. This came as the implications of the Economic Cooperation Framework Agreement (ECFA), the new free-trade agreement between Taiwan and mainland China, were explored and signs of a mild slowdown on the mainland assuaged fears of further tightening measures there.

In a further indication of how the political and economic landscape in Taiwan is changing, Taiwan’s Investment Committee approved 14 inward investments by Chinese companies. Legislative approval of ECFA is expected at a special meeting in August and should take effect from January 2011. But the increasing amount of cross-strait M&A rumors show that companies are not waiting for the starting gun. Examples abound in our portfolio. Sinopac’s subsidiary has signed a brokerage consultant contract with Shanghai Securities, which belongs to the Shanghai City Government. And BOE, the largest Chinese TFT-panel-maker, has been approved by Taiwan to buy the assets of Tatung subsidiary Jean. Meanwhile, Taiwan Tea has signed a memorandum of understanding with Bright, a top Chinese dairy brand, to develop an outlet in Sanyi and is awaiting approval for Bright to buy an equity stake. Taiwan Development has invited Chinese capital to co-develop a shopping mall in Kimen, a small island just off Xiamen which will soon have a plebiscite to approve a casino. Fubon FHC believes that the earnings contribution from China will account for 50% of its total in the next 10 years. Finally, Aurora aims to spin off its China business to list in the A-share market, possibly in 2012. We believe that this is just the start and expect an acceleration of above-table activity after the local elections in December.

Economic indicators have generally been positive. CPI increased 1.18% in June – higher than the 0.75% in May, but still at a low level. Exports increased by 34% to reach US$22 billion, 10% higher than the peak in 2009, even in a supposed slow season. This was thanks to the global recovery and preferential procurement from China. In June, sales of new cars grew by 8.6%, and retailing and wholesale figures increased by 4.8% year on year, showing that domestic consumption is gradually improving. Applications for construction licenses by floor area in the year to June have doubled compared with the same period last year, showing that construction is recovering. Taipei’s city government recently offered higher plot ratios to metropolitan renewal projects, encouraging developers to rebuild apartments, another boost to property. Hsin Chuang, a rundown industrial suburb of Taipei, is the new ‘hot’ area, with some land there selling for a record price of NT$2.2 million per ping*. The currency strengthened slightly to NT$31.8/US$1 during the month.

Following the agreement on economic cooperation, the Chinese military announced that it would reduce the number of missiles targeted on Taiwan. As it currently has an estimated 1,300 warheads facing in our direction, I guess we should be grateful for small mercies.

*The 'ping' is a traditional unit of area in Taiwan, equal to about 3.305 square meters.

INVESTMENT STRATEGY

The Fund is 91% invested with holdings in 53 companies.

During July, we sold out of inherited positions in Mediatek and Formosa Petrochemical (ahead of its refinery explosion – phew!). We also reduced large positions in Taiwan Semiconductor and Hon Hai Precision to more manageable proportions. We are using the funds generated to add to existing positions (Chicony Electronics, WT Microelectronics, Syncmold Enterprise, Wah Lee Industrial, Test-Rite International, Tung Ho Steel Enterprise and Avermedia Technologies). Meanwhile, we started new positions in Jih Sun Financial (a financial holding company about to undertake a capital restructuring and actively seeking Chinese partners), Depo Auto Parts Industrial (a car-light-maker shifting emphasis from the US aftermarket to original equipment manufacturers in China) and Longwell (which makes specialist cables).

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

JULY 31, 2010
FUND DETAILS		PERFORMANCE	(US$ RETURNS)
Market cap	US$263.4m		NAV	Market price
Shares outstanding	18,575,112		%	%
Exchange listed	NYSE	One month	8.0	7.8
Listing date	1986	Three months	(2.7)	(1.2)
Investment manager	Martin Currie Inc	Three years % pa	(7.8)	(7.3)

Source: State Street Bank and Trust Company.		Past performance is not a guide to future returns. Returns are annualized, except for periods of less than one year.
		Source: State Street Bank and Trust Company.

SECTOR ALLOCATION
	Fund*	Benchmark†
Electronics	31.8%	54.2%
Financial	14.2%	12.9%
Wholesale and retail	10.4%	5.1%
Plastics	7.3%	7.1%
Construction	4.4%	1.8%
Electric and machinery	3.6%	1.1%
Foods	3.3%	1.5%
Steel and iron	3.0%	3.1%
Chemicals	2.7%	1.9%
Transportation	2.5%	2.6%
Textiles	2.3%	1.9%
Glass and ceramics	2.1%	0.4%
Rubber	1.5%	1.3%
Cement	0.9%	1.1%
Others	0.9%	2.0%
Other assets and liabilities	9.1%	—

*Source: State Street Bank and Trust Company.
†Source for index data: TWSE.

15 LARGEST HOLDINGS (43.1%)
		% of net assets
Taiwan Semiconductor Manufacturing	Electronics	3.9%
Synnex Technology International	Electronics	3.4%
Nan Ya Plastics	Plastics	3.4%
Hon Hai Precision Industry	Electronics	3.2%
President Chain Store	Wholesale and retail	3.1%
Tung Ho Steel Enterprise	Steel and iron	3.0%
Cathay Financial Holding	Finance	2.9%
Fubon Financial Holding	Finance	2.9%
Far Eastern Department Stores	Wholesale and retail	2.8%
KGI Securities	Finance	2.7%
Yuanta Financial	Finance	2.5%
WPG Holdings	Electronics	2.4%
Uni-President Enterprises	Foods	2.4%
Chicony Electronics	Electronics	2.4%
Taiwan Glass Industrial	Glass and ceramics	2.1%

*Source: State Street Bank and Trust Company.

PERFORMANCE							(US$ RETURNS)
	One	Three	Calendar year	One	Three	Five	Ten	Since
	month	months	to date	year	years	years	years	launch
	%	%	%	%	% pa	% pa	% pa	% pa
The Taiwan Fund, Inc	8.0	(2.7)	(2.7)	14.8	(7.8)	4.3	(1.3)	8.9
TSE Index	6.2	(5.2)	(5.4)	12.3	(5.1)	4.1	(0.8)	9.0
TAIEX Total Return Index	8.8	(2.8)	(3.0)	16.2	(1.3)	8.3	na	na
MSCI Taiwan Index	9.6	(3.1)	(4.4)	13.4	(3.8)	4.9	0.0	na

Past performance is not a guide to future returns. Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns are annualized, except for periods of less than one year.

Source for index data: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TSE Index. For a full description of each index please see the index descriptions section.

Returns for the TSE Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.

The TAIEX Total Return Index commenced January 1, 2003.

THE PORTFOLIO — IN FULL					JULY 31, 2010
	Company
Sector	(BGB ticker)	Price	Holding	Value US$	% of net assets

Electronics					31.8
Taiwan Semiconductor Manufacturing	2330 TT	NT$62.4	5,994,426	$11,673,262	3.9
Synnex Technology International	2347 TT	NT$73.0	4,500,000	$10,251,689	3.4
Hon Hai Precision Industry	2317 TT	NT$129.0	2,334,005	$9,396,185	3.2
WPG Holdings	3702 TT	NT$66.1	3,500,000	$7,219,873	2.4
Chicony Electronics	2385 TT	NT$70.1	3,214,879	$7,033,033	2.4
WT Microelectronics	3036 TT	NT$36.8	5,056,000	$5,806,507	1.9
Syncmold Enterprise	1582 TT	NT$68.5	2,678,000	$5,724,811	1.9
Tatung	2371 TT	NT$5.8	31,231,000	$5,691,920	1.9
Wah Lee Industrial	3010 TT	NT$46.8	3,587,000	$5,233,269	1.8
Powercom	3043 TT	NT$69.1	1,871,000	$4,034,706	1.4
Aurora	2373 TT	NT$53.4	2,196,000	$3,659,600	1.2
Avermedia Technologies	2417 TT	NT$41.4	2,690,000	$3,471,266	1.2
Clevo	2362 TT	NT$67.4	1,650,000	$3,470,595	1.2
ST Shine Optical	1565 TT	NT$280.0	392,000	$3,425,344	1.2
PC Home Online	8044 TT	NT$106.0	922,125	$3,050,392	1.0
Soft-World International	5478 TT	NT$156.0	555,000	$2,701,952	0.9
Longwell	6290 TT	NT$46.0	1,868,000	$2,681,605	0.9
MediaTek	2454 TT	NT$433.5	1,400	$18,940	0.0

Finance					14.2
Cathay Financial Holding	2882 TT	NT$50.4	5,500,622	$8,651,719	2.9
Fubon Financial Holding	2881 TT	NT$39.3	7,000,000	$8,585,204	2.9
KGI Securities	6008 TT	NT$13.3	19,144,000	$7,916,052	2.7
Yuanta Financial	2885 TT	NT$17.9	13,013,000	$7,269,265	2.5
Jih Sun Financial	5820 TT	NT$5.0	21,609,000	$3,365,079	1.1
China Life Insurance	2823 TT	NT$28.5	3,683,000	$3,275,719	1.1
SinoPac Financial Holdings	2890 TT	NT$10.8	9,135,000	$3,064,623	1.0

Wholesale and retail					10.4
President Chain Store	2912 TT	NT$105.0	2,840,000	$9,306,099	3.1
Far Eastern Department Stores	2903 TT	NT$31.4	8,580,000	$8,394,308	2.8
Taiwan Tea	2913 TT	NT$19.0	8,231,000	$4,880,522	1.6
Test-Rite International	2908 TT	NT$18.4	8,328,000	$4,782,099	1.6
Mercuries & Associates	2905 TT	NT$18.7	6,362,000	$3,712,747	1.3

Plastics					7.3
Nan Ya Plastics	1303 TT	NT$56.4	5,700,000	$10,032,612	3.4
China Petrochemical Development	1314 TT	NT$17.3	11,711,000	$6,304,391	2.1
Formosa Chemicals & Fibre	1326 TT	NT$69.7	2,500,000	$5,437,920	1.8

Construction					4.4
Prince Housing & Development	2511 TT	NT$15.0	9,519,000	$4,441,121	1.5
Taiwan Land Development	2814 TT	NT$13.3	7,488,000	$3,107,975	1.0
Continental Holdings	3703 TT	NT$12.3	7,468,000	$2,854,963	1.0
Hung Poo Real Estate Development	2536 TT	NT$37.0	2,270,000	$2,621,124	0.9

Electric and machinery					3.6
Depo Auto Parts Industrial	6605 TT	NT$86.6	1,674,000	$4,524,113	1.5
Yungtay Engineering	1507 TT	NT$35.2	3,274,000	$3,591,402	1.2
Awea Mechantronic	1530 TT	NT$35.1	2,264,000	$2,479,954	0.9

Foods					3.3
Uni-President Enterprises	1216 TT	NT$38.1	6,000,000	$7,124,690	2.4
Lien Hwa Industrial	1229 TT	NT$18.8	4,815,000	$2,824,972	0.9

Steel and iron					3.0
Tung Ho Steel Enterprise	2006 TT	NT$28.1	10,099,000	$8,856,145	3.0

Chemicals					2.7
China Steel Chemical	1723 TT	NT$96.3	1,600,000	$4,808,463	1.6
Excelsior Medical	4104 TT	NT$71.5	1,421,000	$3,170,737	1.1

Transportation					2.5
Eastern Media International	2614 TT	NT$8.3	16,546,000	$4,270,302	1.4
Farglory F T Z Investment	5607 TT	NT$30.7	3,322,000	$3,177,534	1.1

Textiles					2.3
Far Eastern New Century	1402 TT	NT$37.2	3,060,000	$3,547,646	1.2
Li Peng Enterprise	1447 TT	NT$14.6	7,411,000	$3,365,115	1.1

THE PORTFOLIO — IN FULL (CONTINUED)					JULY 31, 2010
	Company
Sector	(BGB ticker)	Price	Holding	Value US$	% of net assets

Glass and ceramics					2.1
Taiwan Glass Industrial	1802 TT	NT$31.0	6,534,320	$6,311,333	2.1

Rubber					1.5
TSRC	2103 TT	NT$46.6	3,057,000	$4,440,943	1.5

Cement					0.9
Wei Mon Industry	8925 TT	NT$23.4	3,862,000	$2,814,227	0.9

Others					0.9
Globe Union Industrial	9934 TT	NT$37.3	2,388,000	$2,779,734	0.9

Other assets and liabilities				$27,150,473	9.1

THE TAIWAN FUND, INC. PREMIUM/DISCOUNT

Source: State Street Bank and Trust Company as of July 31, 2010.

INDEX DESCRIPTIONS

MSCI Taiwan Index
The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The index represents Taiwanese companies that are available to investors worldwide. The index has a base date of December 31, 1987. As of June 24, 2010 it contained 117 constituents.

TSE Index
As of December 31, 2009, the Taiwan Stock Exchange had 741 listed companies.

TAIEX Total Return Index
The TWSE, or TAIEX, Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The index was based in 1966. The index is also known as the TSEC Index.

OBJECTIVE

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol 'TWN'.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan’s dynamic economy, but also allows investors to reap the growth and investment potential of the mainland China and other emerging economies of the region.

CONTACTS
The Taiwan Fund, Inc. c/o State Street Bank and Trust Company 2 Avenue de Lafayette PO Box 5049 Boston, MA 02111 Tel: (1) 877-864-5056 www.thetaiwanfund.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The Taiwan Fund, Inc. (the 'Fund'). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA's Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account's portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

–›    it should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

–›    investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

–›    investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

–›    the marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.